UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On April 22, 2020, Caladrius Biosciences, Inc. (the "Company") issued a press release announcing the Company's receipt of $10.9 million in net cash proceeds from the sale of its New Jersey net operating losses ("NJ NOLs") to a qualifying and approved buyer. The sale of the NJ NOLs is part of the New Jersey Economic Development Authority's ("NJEDA") Technology Business Tax Certificate Transfer Program. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: April 22, 2020